EXHIBIT 11

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch U.S. High Yield Fund, Inc. (formerly, Merrill Lynch Corporate High Yield Fund, Inc.):

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-47971 of our report dated May 12, 2000 appearing in the annual report to shareholders of Merrill Lynch Corporate High Yield Fund, Inc. for the year ended March 31, 2000, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP Princeton, New Jersey July 26, 2000